EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent

Tri-County Financial Corporation


                                                                 Percentage                   State of
Subsidiary                                                         Owned                    Incorporation
----------                                                       ----------                 -------------
Community Bank of Tri-County                                        100%                      Maryland


Subsidiaries of Community Bank of Tri-County
--------------------------------------------
Community Mortgage Corporation
  of Tri-County                                                     100%                      Maryland

Tri-County Investment Corporation                                   100%                      Delaware
